As filed with the Securities and Exchange Commission on October 29, 2004
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM S-8
 REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TELULAR CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	36-3885440
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

647 NORTH LAKEVIEW PARKWAY
VERNON HILLS, ILLINOIS 60061
 (Address, including zip code, of registrant’s principal executive offices)

TELULAR CORPORATION SIXTH AMENDED AND
RESTATED STOCK INCENTIVE PLAN
 (Full title of plans)

JEFFREY L. HERRMANN EXECUTIVE VICE PRESIDENT TELULAR CORPORATION 647 NORTH LAKEVIEW PARKWAY VERNON HILLS, ILLINOIS 60061 (847) 247-9400	COPY TO: MICHAEL E. CUTLER, ESQ. COVINGTON & BURLING 1201 PENNSYLVANIA AVENUE, N.W. WASHINGTON, D.C. 20004 (202) 662-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities To be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common Stock, par value $.01 per share	600,000	$6.595	$3,957,000	$501.35

(1)     This Registration Statement registers the offer and sale of 600,000 shares of common stock, par value $.01 per share (the “Common Stock”), of Telular Corporation, a Delaware corporation (the “Registrant”), currently reserved for issuance under the Telular Corporation Sixth Amended and Restated Stock Incentive Plan (the “Plan”).  Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares registered hereby includes such additional number of shares of Common Stock as are required to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)     A maximum offering price of $3,957,000 was used to calculate the fee for 600,000 shares and was computed pursuant to Rule 457(h) based on the weighted average of the exercise price for the options heretofore granted relating to those shares.  The proposed maximum offering price for the 600,000 shares, for which options have not yet been granted, was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based on the average of the high and low sale prices for shares of Common Stock as reported on the Nasdaq National Market on October 27, 2004.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. Plan Information

          Telular Corporation (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) to register 600,000 shares of common stock, par value $.01 per share, of the Registrant (the “Common Stock”) currently reserved for issuance under the Telular Corporation Sixth Amended and Restated Stock Incentive Plan (the “Plan”).  The Plan was approved by the Registrant’s shareholders at a shareholders’ meeting held on January 27, 2004.  The Plan amends the Registrant’s Fifth Amended and Restated Stock Incentive Plan by increasing from 2,850,000 to 3,450,000 the number of shares of Common Stock available for issuance pursuant to options and other permitted awards and continuing the Plan for ten (10) additional years. The Registrant has already registered 2,850,000 shares of Common Stock available for issuance under the Plan.

          The documents containing the information specified in Part I of Form S-8 with respect to the 600,000 shares of Common Stock currently reserved for issuance under the Plan (the “Plan Information Documents”) will be sent or given to employees, officers and directors in the manner specified in Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).  The Plan Information Documents have not been filed with the Securities and Exchange Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.  The Plan Information Documents, and the documents incorporated by reference into this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2. Registrant Information and Employee Plan Annual Information

          Upon written or oral request by a participant in the Plan listed in Item 1, the Registrant will provide any of the documents incorporated by reference in Part II, Item 3 of this Registration Statement (which documents are incorporated by reference into the Plan Information Documents), any documents required to be delivered to participants pursuant to Rule 428(b) and other additional information about the Plan. All of such documents and information will be available without charge. Any and all requests should be directed to Jeffrey Herrmann, Executive Vice President, Telular Corporation, 647 North Lakeview Parkway, Vernon Hills, Illinois 60061, (847) 247-9400.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents, heretofore filed by the Registrant with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement, except as superseded or modified as described herein:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2003.

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarters ended December 31, 2003, March 31, 2004 and June 30, 2004.

(c)	The Registrant’s Current Reports on Form 8-K filed on January 29, 2004, April 29, 2004, June 22, 2004, July 22, 2004 and October 28, 2004.

(d)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A, dated January 13, 1994, filed pursuant to Section 12 of the Exchange Act.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing such documents. Any statement contained in an incorporated document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other incorporated document subsequently filed, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a corporation may indemnify any person, including any officer or director, who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (an “Acting Person”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such Acting Person in connection with such suit, action or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. Section 145 also provides that in any threatened, pending or completed action by or in the right of the corporation, a corporation also may indemnify any such Acting Person for expenses (including attorneys’ fees) reasonably incurred by him in connection with the action’s defense or settlement, if he acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation; however, no indemnification shall be made with respect to any claim, issue or matter as to which such Acting Person shall have been adjudged to be liable to the corporation, unless and only to the extent that a court shall determine that such indemnity is proper. Where a director, officer, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation is required under the DGCL to indemnify him against any expenses (including attorneys’ fees) reasonably incurred by him in connection with the action.

          The Registrant’s Bylaws provide that the Registrant will indemnify such Persons against all liability and expense arising out of such Person’s connection with the business of the Registrant, provided the Board of Directors determines that such Person acted in good faith and reasonably believed that his actions were not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, that such Person had no reasonable cause to believe their conduct was unlawful. In the case of any action, suit or proceeding by or in the right of the Registrant in which such Person is adjudged liable to the Registrant, the Registrant will indemnify such Person for expenses only to the extent that the court in which such action is brought determines, upon application, that such Person is entitled to indemnity for reasonable expenses, and in no case shall such indemnification extend to liability. Advances against reasonable expenses may be made by the Registrant on terms fixed by the Board of Directors subject to an obligation to repay if indemnification proves unwarranted.

          The Registrant’s Certificate of Incorporation provides that, to the fullest extent permitted by Delaware law, its directors shall not be liable for monetary damages for breach of the director’s fiduciary duty to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care. In appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Registrant or its stockholders for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as federal securities laws or state or federal environmental laws.

          Directors and officers of the Registrant are covered by a directors’ and officers’ liability insurance policy of the Registrant.

ITEM 8. EXHIBITS.

          The Exhibits to this Registration Statement are listed in the Exhibit Index which immediately follows the signature pages hereto.

ITEM 9. UNDERTAKINGS.

          The Registrant hereby undertakes:

          (a)  To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

                       (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

                       (ii)   To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                       (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into the Registration Statement.

          (b)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)  To remove from registration by means of a post-effective amendment any of the securities registered which remain unsold at the termination of the offering.

          (d)  That, for purposes of determining any liability under the Securities Act each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (e)  That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Vernon Hills, State of Illinois, on the 29th day of October, 2004.

TELULAR CORPORATION (Registrant)

By:	/s/ KENNETH E. MILLARD

Kenneth E. Millard Chairman and Chief Executive Officer

          Each person whose signature appears below constitutes and appoints Kenneth E. Millard and Jeffrey L. Herrmann, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, state securities law administrators, other governmental authorities, the Nasdaq Stock Market, and stock exchanges, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ KENNETH E. MILLARD	Chairman and Chief Executive Officer (principal executive officer)	October 29, 2004

Kenneth E. Millard

/s/ JEFFREY L. HERRMANN	Executive Vice President, Chief Operating Officer, Chief Financial Officer and Secretary (principal financial officer)	October 29, 2004

Jeffrey L. Herrmann

/s/ DANIEL D. GIACOPELLI	Executive Vice President – Chief Technology Officer and Director	October 29, 2004

Daniel D. Giacopelli

/s/ ROBERT L. ZIRK	Chief Accounting Officer (principal accounting officer)	October 29, 2004

Robert L. Zirk

/s/ JOHN E. BERNDT	Director	October 29, 2004

John E. Berndt

/s/ BRIAN J. CLUCAS	Director	October 29, 2004

Brian J. Clucas

/s/ LARRY J. FORD	Director	October 29, 2004

Larry J. Ford

/s/ RICHARD D. HANING	Director	October 29, 2004

Richard D. Haning

EXHIBIT INDEX

ITEM 8.  EXHIBITS.

EXHIBIT NUMBER	DESCRIPTION	REFERENCE

4.1	Certificate of Incorporation	Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, Registration No. 33-72096 (the “Form S-1”)

4.2	Amendment No. 1 to the Certificate of Incorporation	Incorporated by reference to Exhibit 3.2 to the Form S-1

4.3	Amendment No. 2 to the Certificate of Incorporation	Incorporated by reference to Exhibit 3.3 to the Form S-1

4.4	Amendment No. 3 to Certificate of Incorporation	Incorporated by reference to Exhibit 3.4 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 1998

4.5	Amendment No. 4 to Certificate of Incorporation	Incorporated by reference to Exhibit 3.5 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 1998

4.6	Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock	Incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed on April 25, 1997

4.7	Bylaws	Incorporated by reference to Exhibit 3.4 to the Form S-1

4.8	Sixth Amended and Restated Stock Incentive	Incorporated by reference to Appendix B to the Plan Registrant’s Proxy Statement on Schedule 14A for the Annual Meeting of Shareholders held on January 27, 2004.

5.1	Opinion of Covington & Burling	Filed herewith

23.1	Consent of Covington & Burling	Included in Exhibit 5.1

23.2	Consent of Ernst & Young LLP	Filed herewith

24.1	Power of Attorney	Included on signature page